Exhibit 23.1

August 21, 2008


To Whom It May Concern:

The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report dated June 20, 2008 accompanying the audited financial statements of Laredo Mining, Inc. as of May 31, 2008, in the Registration Statement on Form S-1, with the U.S. Securities and Exchange Commission, and to our reference to the Firm under the caption "Experts" in the Prospectus.

Very truly yours,



/s/ Kyle L. Tingle
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Kyle L. Tingle, CPA, LLC